AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                LASERMEDICS, INC.

                                   ARTICLE ONE

      Lasermedics, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, hereby adopts these Amended and Restated Articles of Incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other changes in any provision thereof:

                                   ARTICLE TWO

      The articles of incorporation of the Corporation are amended by the Amended and Restated Articles of Incorporation as follows:

      Article One is amended and restated in its entirety as follows:

                                  "ARTICLE ONE

      The name of the corporation is Henley Healthcare, Inc. (the
"Corporation")."

                                  ARTICLE THREE

      The amendment made by these Amended and Restated Articles of Incorporation was effected in conformity with the provisions of the Texas Business Corporation Act and such Amendment made by these Amended and Restated Articles of Incorporation was duly adopted by the shareholders of the Corporation on the 6th day of June 1997.

                                  ARTICLE FOUR

      The number of shares of the Corporation outstanding at the time of such adoption was 2,793,556; the number of shares entitled to vote thereon was 2,793,556. The number of shares of the Corporation voted for the amendment was 2,346,893 and the number of shares of the Corporation voted against the amendment was 41,410.

                                  ARTICLE FIVE

      The articles of incorporation and all amendments and supplements thereto are hereby superseded by the Amended and Restated Articles of Incorporation attached hereto as Exhibit A which accurately copy the entire text thereof as amended as above set forth.

Dated June 25, 1997                     LASERMEDICS, INC.

                                        By: /S/ CHIKE J. OGBOENYIYA
                                                Chike J. Ogboenyiya,
                                        VICE PRESIDENT -- FINANCE AND SECRETARY

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                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             HENLEY HEALTHCARE, INC.


                                   ARTICLE ONE

      The name of the corporation is Henley Healthcare, Inc. (the
"Corporation").

                                   ARTICLE TWO

      The Corporation shall have perpetual existence.

                                  ARTICLE THREE

      The purposes for which the Corporation is organized are transactions of all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

      The Corporation shall have the authority to issue two classes of shares, to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is 22,500,000. The number of Preferred shares authorized is 2,500,000 and the par value of each such share is Ten Cents ($.10). The number of Common shares authorized is 20,000,000, and the par value of each such share is One Cent ($.01).

      The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to fix or alter by resolution or resolutions, the designations, preferences, and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of the dividend rights, dividend rates, conversion rights, voting rights and rights in terms of redemption.

                                  ARTICLE FIVE

      The Corporation shall not commence business until it shall have received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars consisting of money, labor done or property actually received, which sum is not less that One Thousand ($1,000.00) Dollars.

                                   ARTICLE SIX

      The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders, or with any firm of which one or more of its directors, officers or stockholders are members, or with any corporation, association, trust company, organization or entity in which any one or more of its directors, officers or stockholders are directors, officers, trustees, shareholders or beneficiaries, or are otherwise interested, and in the absence of fraud such contract or transaction shall not be invalidated or in anywise affected by the fact that such directors,

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officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interests of the Corporation, even though the vote or action of the directors, officers or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction.

      At any meeting of the Board of Directors of the Corporation (or any duly authorized committee thereof) which shall authorize or ratify any such contract or transaction, any such director or directors may vote or act thereat with like force and effect as if he had not such adverse interest provided that in such case such interest shall be disclosed or shall have been known to the Board of Directors or a majority thereof. No director or officer shall be disqualified from holding office as director or officer of the Corporation by reason of any such adverse interest. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon. Cumulative voting of shares in the election of directors is expressly denied.

      A director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

      (1) a breach of a director's duty of loyalty to the Corporation or its shareholders;

      (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

      (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

      (4) an act or omission for which the liability of a director is expressly provided for by statute; or

      (5)   an act related to an unlawful payment of a dividend.

      If the Texas Miscellaneous Corporation Laws Act or any other statute is amended subsequently to the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by such statute, as so amended.

      Any repeal or modification of the foregoing paragraph by the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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                                  ARTICLE SEVEN

      The Corporation may purchase or reacquire its own shares and may reissue same as provided by law. No holder of shares of any class of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, and no holder of shares of any class of the Corporation shall have any right to acquire any shares which may be held in the treasury of the Corporation; all such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons, as the Board of Directors may from time to time determine.

                                  ARTICLE EIGHT

      The post office address of the registered office of the Corporation is 120 Industrial Boulevard, Sugar Land, Texas 77478, and the name of its registered agent at such address is Michael M. Barbour.

                                  ARTICLE NINE

      The number of directors shall be as fixed by the Bylaws of the Corporation, and until changed in accordance with the Bylaws the number shall be six (6); and the names and addresses of the persons constituting the current Board of Directors, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, are


Michael M. Barbour............... 120 Industrial Boulevard
                                  Sugar Land, Texas 77478

Chadwick F. Smith, M.D........... 1127 Wilshire Boulevard
                                  Los Angeles, CA 90017

Dan D. Sudduth................... 120 Industrial Boulevard
                                  Sugar Land, Texas 77478

Pedro A. Rubio, M.D., Ph.D....... 120 Industrial Boulevard
                                  Sugar Land, Texas 77478

Kenneth W. Davidson.............. 104 Industrial Boulevard
                                  Sugar Land, Texas 77478

Ernest J. Henley, Ph.D........... 120 Industrial Boulevard
                                  Sugar Land, Texas 77478

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